EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. APPOINTS TRACY GARDNER CHIEF CREATIVE OFFICER

AND MEMBER OF THE BOARD OF DIRECTORS

New York, NY – May 1, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company comprised of two lifestyle brands marketing to teenage girls and young women, today announced the appointment of Tracy Gardner as Chief Creative Officer, effective immediately. Ms. Gardner has also been appointed as a member of the Board of Directors. dELiA*s also announced that Walter Killough has agreed to serve as Chief Executive Officer at least through August 2, 2013. In her new role, Ms. Gardner will be focused on the branding, merchandising and creative functional areas while Mr. Killough will continue to provide oversight on operations, finance, and other areas of the business during the transition.

In addition, the Company today announced that it has named Michael Zimmerman Chairman of the Board of Directors, replacing Carter S. Evans, who will remain on the Board.

Ms. Gardner brings over 25 years of leadership experience in developing and growing omni-channel brands. She was with J.Crew from 2004 to 2010, most recently as President of Retail & Direct. Ms. Gardner was instrumental in revitalizing the brand, driving significant growth in sales and profitability. For the past year, Ms. Gardner served as Creative Advisor to Gap Inc. Earlier in her career she held senior merchandising roles at the Gap brand, Banana Republic and Lands’ End.

Michael Zimmerman, Chairman of the Board of Directors, stated, “We are extremely pleased to have attracted such a highly talented executive to the dELiA*s organization. Tracy is an exceptionally accomplished retailer with a proven track record that brings tremendous

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

knowledge and experience in brand development and omni-channel retailing to our Company. We look forward to leveraging her strategic vision and insight into our core customer. We would also like to thank Walter for agreeing to remain as our Chief Executive Officer through a transition period in order to allow Tracy to focus her initial efforts on branding, merchandising and creative for the important Back-to-School and Holiday seasons.”

Ms. Gardner stated, “I am thrilled to join the dELiA*s team. dELiA*s is a great brand, and I look forward to working with the team to build even better product and a stronger connection with our customer.”

Mr. Zimmerman further commented, “In addition we would like to thank Carter for his dedicated service as Chairman, and appreciate his continued support as we all work to drive improvement in the business.”

Retention of a Strategic Advisor

As previously discussed, the Company has retained Janney Montgomery Scott LLC as strategic advisor to the Board of Directors with an initial focus on the potential disposition of the Company’s Alloy brand.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company comprised of two lifestyle brands marketing to teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories and footwear to consumers through websites, direct mail catalogs and dELiA*s mall-based retail stores.

Forward-Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.